UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

MEDICAL PROPERTIES TRUST, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-32559

Maryland	20-0191742
(State or other jurisdiction	(I. R. S. Employer
of incorporation or organization )	Identification No.)

1000 Urban Center Drive, Suite 501
Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(205) 969-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Our annual meeting of stockholders was held on May 15, 2014. The three proposals considered at the annual meeting were voted on as follows:

Proposal 1: The election of seven directors to serve until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified. The number of votes cast for and withheld for each nominee for director along with the number of broker non-votes is set forth below:

Nominee:	For:	Withheld:	Broker Non-Votes:
Edward K. Aldag, Jr.	110,310,290	12,752,897	36,385,240
G. Steven Dawson	117,692,517	5,370,670	36,385,240
R. Steven Hamner	102,036,278	21,026,909	36,385,240
Robert E. Holmes, Ph.D.	89,091,016	33,972,171	36,385,240
Sherry A. Kellett	89,104,723	33,958,464	36,385,240
William G. McKenzie	108,306,063	14,757,124	36,385,240
L. Glenn Orr, Jr.	81,541,016	41,522,171	36,385,240

Proposal 2: A proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014. The number of votes that were cast for and against this proposal and the number of abstentions are set forth below:

For:	Against:	Abstentions:
149,189,326	5,662,912	4,499,976

Proposal 3: A proposal for an advisory resolution regarding executive compensation. The number of votes that were cast for and against this proposal and the number of abstentions and broker non-votes are set forth below:

For:	Against:	Abstentions and Broker Non-Votes:
61,665,926	60,273,546	37,508,955

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC. (Registrant)

By:	/s/ R. Steven Hamner
R. Steven Hamner Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date: May 16, 2014

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